UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 31, 2008

NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-11038	41-0857886
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4201 Woodland Road P.O. Box 69 Circle Pines, Minnesota	55014
(Address of Principal Executive Offices)	(Zip Code)

(763) 225-6600

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01.      Entry into a Material Definitive Agreement

On January 31, 2008, Northern Technologies International Corporation entered into a Modification and Extension of Promissory Note with National City Bank pursuant to which the maturity date of NTIC’s $1,500,000 revolving credit facility was extended from January 31, 2008 to January 31, 2009.  Outstanding amounts under the revolving credit facility bear interest at an annual rate based on LIBOR plus 2.25%.  As of January 31, 2008, the interest rate was 5.51%.  Amounts borrowed under the facility are collateralized by a lien on substantially all of NTIC’s assets, excluding its corporate joint venture interests, intellectual property rights and its Circle Pines headquarters.  The credit documents contain other terms and provisions, including representations, covenants and conditions, customary for transactions of this type. Significant financial covenants include minimum fixed charge coverage ratio of 1.0 to 1.0.  Other covenants include a prohibition on any merger or consolidation without prior consent of the lender and restrictions on future credit extensions and non-equity investments and the incurrence of additional indebtedness without the lender’s prior consent. NTIC is in compliance with all covenants under the revolving credit facility.  The facility contains customary events of default, including nonpayment of principal or other amounts when due; breach of covenants; inaccuracy of representations and warranties; cross-default and/or cross-acceleration to other indebtedness; non-compliance with laws; certain voluntary and involuntary bankruptcy events; judgments entered against NTIC; and a sale of material assets. If an event of default occurs and is continuing, the lender may, among other things, terminate its obligations thereunder and require NTIC to repay all amounts thereunder.  The outstanding balance under the revolving credit facility was $745,000 as of January 31, 2008.  NTIC has the right to prepay the facility at any time without premium or penalty. The line of credit is subject to a borrowing base calculation and at January 31, 2008, NTIC had $755,000 available.

Section 8 — Other Events

Item 8.01.      Other Events

On January 24, 2008, the annual meeting of NTIC’s stockholders took place.   The only items of businesses acted upon at the annual meeting was the election of directors and the ratification of the selection of Virchow Krause & Company LLP as NTIC’s independent registered public accounting firm for the fiscal year ending August 31, 2008.  At the annual meeting, all nominees for director were re-elected and the proposal to ratify the selection of Virchow Krause & Company LLP as NTIC’s independent registered public accounting firm for the fiscal year ending August 31, 2008 was approved by NTIC’s stockholders.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHERN TECHNOLOGIES
INTERNATIONAL CORPORATION

By:
Matthew C. Wolsfeld
Chief Financial Officer

Dated:   January 31, 2008